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                                                                   Exhibit 10.44
                                STAY BONUS PLAN
                                      OF
                          COLLINS FOODS GROUP PTY LTD
                                ACN 009 937 900


INTRODUCTION

Collins Foods Group Pty Ltd (the Company) wishes to establish the Stay Bonus Plan (the Plan), as an incentive for members of the Senior Management Group to remain fully committed to the Company. Payment of the Stay Bonus to senior management personnel will further their opportunities to share in the future growth, prosperity and profitability of the Company on the basis set out below.


DEFINITIONS

As used in this Plan, the following terms shall have the meanings indicated:-

Allocated Proportion means, with respect to any member of the Senior Management Group, the proportionate amount appearing next to each person's name in Clause 1 below.

Australian Management Group (AMG) consists of the Senior Management Group and the Selected Employees and AMG Member refers to any individual specified herein as a member of any such group.

Business means the KFC Restaurant business in Queensland and the Sizzler Restaurant business in Australia, which are conducted by the subsidiaries of the Company.

Collins Foods Share Option Plan means the plan which has been adopted by the Company pursuant to which members of the Australian Management Group will have the opportunity to exercise options for the purchase of shares in the Company.

Commencement Date means August 21, 2000, being the effective date of the restructure of the Collins Foods Group in Australia.

Directors means the Directors of the Company as appointed from time to time, but as at the Commencement Date means Kevin Perkins, Lynne Grace and James Ryan.

Dollar or $ sign references in this Plan refer to Australian dollars.

Selected Employees means those district managers and head office personnel as are selected by the Senior Management Group to participate in AMG.

Senior Management Group means Kevin Perkins, Lynne Grace, James Ryan, Simon Perkins, Ross Brown, John Hands, Pam Martin, James Misakian, David Nash and Jeremy Ryland.

SII means Sizzler International, Inc., the ultimate parent company.

Stay Bonus means an amount not exceeding $1,384,000 payable to qualified members of the Senior Management Group, in the Allocated Proportions.

Trigger Event means either of the following:-

(a) A change in control of the Company (other than as a result of any change in the beneficial ownership of SII itself) as the result of a transaction where shares representing 50% or
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     more of the voting power of the Company are transferred to an entity which is not affiliated with SII, otherwise than for the purposes of an internal corporate restructure; or

(b) A sale of all or substantially all the Company's business assets, otherwise than for the purposes of an internal corporate restructure but does not include reference to a collateralisation of the Business or a charge over the Company's stock as part of a bona fide financing or refinancing transaction.


TERMS AND CONDITIONS

The Stay Bonus will be paid by the Company on the following terms and conditions:-

1.   Eligibility

The Directors of the Company believe that each member of the Senior Management Group has a significant role in the continued development of the business of the Company. The Stay Bonus will be paid to the members of the Senior Management Group in the Allocated Proportion set out below opposite their names:

                  -------------------- ----------------------
                    Kevin Perkins              $691,999
                  -------------------- ----------------------
                    Lynne Grace                $119,947
                  -------------------- ----------------------
                    James Ryan                 $119,947
                  -------------------- ----------------------
                    Simon Perkins              $119,947
                  -------------------- ----------------------
                    Ross Brown                 $ 64,587
                  -------------------- ----------------------
                    John Hands                 $ 64,587
                  -------------------- ----------------------
                    Pam Martin                 $ 46,133
                  -------------------- ----------------------
                    James Misakian             $ 64,587
                  -------------------- ----------------------
                    David Nash                 $ 46,133
                  -------------------- ----------------------
                    Jeremy Ryland              $ 46,133
                  -------------------- ----------------------


2.   Qualification Period

The nominated proportion of the Stay Bonus will only be paid to those members of the Senior Management Group who complete 3 years of continuous service from the Commencement Date of the Plan. In the event that any member of the Senior Management Group:-

(a) does not remain in the employment of the Company for the 3 year qualification period; or

(b) allows an option to expire or become subject to termination prior to exercise that member shall forfeit his/her entitlement to the payment of the bonus, and the total amount of the Stay Bonus payable by the Company will reduce by the relevant Allocated Proportion.
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Nothing contained in this Plan should be construed as a commitment by the
Company, express or implied, as to continued employment of any person eligible for a bonus payment.

3.   Early Payment of the Stay Bonus

The Stay Bonus may only be paid to the members of the Senior Management Group on a date prior to August 20, 2003 if a Trigger Event occurs.

4.   Payment of Income Tax

The Company shall only be required to pay the Stay Bonus to members of the Senior Management Group after deduction of group tax payments, or other relevant forms of income tax, which may apply to such payments.

5.   Application of Payment

The amount received by each member of the Senior Management Group, after deduction of income tax instalments, may only be used as a contribution towards payment of an amount required to be paid on exercise of the options granted in favour of each of them under the provisions of the Collins Foods Share Option Plan.

Each member of the Senior Management Group hereby authorises the Company to apply the Stay Bonus in partial payment of the option exercise price.

6.   Amendments to The Plan

Any amendment to the Terms and Conditions of the Plan shall be submitted by the Directors to a meeting of shareholders for approval by special resolution.

7.   Powers of the Directors

The Plan shall be administered by the Directors who shall have the power to:-

 . determine appropriate procedures for administration of the Plan consistent with the terms hereof;

 . resolve conclusively all questions of fact or interpretation in connection with the Plan;

 . delegate in writing to any one or more persons for such period and on such conditions as they may determine the exercise of any of their powers or discretions arising under the Plan.


The STAY BONUS PLAN is issued under the Common Seal of COLLINS FOODS GROUP PTY LTD by the authority of a resolution of its Directors at Brisbane on the 30th day of March, 2001 in the presence of:-

/s/ Kevin William Perkins                    /s/ Heather Lynette Grace
______________________________________       ________________________________
Director                        Signature of Director

   Kevin William Perkins                         Heather Lynette Grace
______________________________________       ________________________________

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Name of Director                             Name of Director